United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2014

The Laclede Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Olive Street

St. Louis, Missouri 63101

(Address of principal executive offices, including ZIP code)

(314) 342-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 8.01 Other Events.

On April 5, 2014, The Laclede Group, Inc. (“Laclede”) entered into a definitive agreement to acquire from Energen Corporation (“Energen”) all of the outstanding shares of stock (the “Alagasco Transaction”) of Alabama Gas Corporation (“Alagasco”). The Alagasco Transaction will be effected pursuant to a stock purchase agreement among Laclede, Energen and Alagasco (the “Acquisition Agreement”). The consideration for the Alagasco Transaction is $1.6 billion, including the assumption of approximately $250 million of long-term debt, including the current portion. Laclede has agreed to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, to treat the Alagasco Transaction as a deemed purchase and sale of assets for tax purposes. The consideration will be subject to customary post-closing adjustments for cash, indebtedness and working capital. Following completion of the Alagasco Transaction, Alagasco will be a wholly-owned subsidiary of Laclede.

Laclede has received the final approval by the Alabama public utility regulators and anticipates completing the acquisition of Alagasco before the end of the fourth quarter of fiscal year 2014.

Laclede is filing the information under this Item 8.01 solely to file the required historical unaudited condensed financial statements of Alagasco and the unaudited pro forma combined condensed financial statements, which give pro forma effect to the Alagasco Transaction described above, and the acquisition of the assets and liabilities of Missouri Gas Energy (“MGE”) on September 1, 2013 (the “MGE Transaction”).

This Item 8.01 contains:

•	Historical unaudited condensed financial statements of Alagasco, in accordance with Rule 3-05 of Regulation S-X, included as Exhibit 99.1, which is incorporated by reference; and

•	Pro forma financial information of Laclede, MGE and Alagasco on a combined basis in accordance with Article 11 of Regulation S-X giving effect to certain pro forma events relating to Laclede’s pending acquisition of Alagasco, included as Exhibit 99.2 hereto, which is incorporated herein by reference.

This information under this Item 8.01 and Exhibits 99.1 and 99.2 attached hereto are hereby incorporated by reference into Laclede’s Registration Statement on Form S-3 (Registration No. 333-190388) filed with the Securities and Exchange Commission on August 6, 2013, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Filed herewith are the following financial statements of Alagasco:

•	Unaudited Condensed Financial Statements of Alagasco as of June 30, 2014 and for the three and six months ended June 30, 2014 and 2013 attached hereto.

(b)	Pro Forma Financial Information.

Filed herewith is the following pro forma financial information:

•	Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2014, Unaudited Pro Forma Combined Condensed Statement of Income for the nine months ended June 30, 2014, and Unaudited Pro Forma Combined Condensed Statement of Income for the year ended September 30, 2013 of Laclede.

(d)	Exhibits.

The following exhibits are filed as part of this report:

99.1	Unaudited Condensed Financial Statements of Alabama Gas Corporation as of June 30, 2014 and for the three and six months ended June 30, 2014 and 2013

99.2	Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2014, Unaudited Pro Forma Combined Condensed Statement of Income for the nine months ended June 30, 2014, and Unaudited Pro Forma Combined Condensed Statement of Income for the year ended September 30, 2013 of The Laclede Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: August 12, 2014	By:	/s/ S.P. Rasche
S.P. Rasche Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Unaudited Condensed Financial Statements of Alabama Gas Corporation as of June 30, 2014 and for the three and six months ended June 30, 2014 and 2013

99.2	Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2014, Unaudited Pro Forma Combined Condensed Statement of Income for the nine months ended June 30, 2014, and Unaudited Pro Forma Combined Condensed Statement of Income for the for the year ended September 30, 2013 of The Laclede Group, Inc.